Exhibit 99.3

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT LETTER

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT LETTER (this “First Amendment”), is entered into as of February 14, 2012, by and between MPG Office Trust, Inc., a Maryland corporation, MPG Office, L.P., a Maryland limited partnership (collectively, the “Company”), and Jonathan L. Abrams (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Letter (as defined below).

WHEREAS, the Company and the Executive previously entered into that certain Amended and Restated Employment Letter (the “Employment Letter”), effective as of December 31, 2008;

WHEREAS, effective July 1, 2009, the Company increased Executive’s base salary from $250,000 per year to $300,000 per year;

WHEREAS, effective December 19, 2011, the Company changed Executive’s title from Senior Vice President, General Counsel and Secretary to Executive Vice President, General Counsel and Secretary;

WHEREAS, pursuant to Section 16 of the Employment Letter, the Employment Letter may be modified by a written agreement executed by the Company and the Executive; and

WHEREAS, the Company and the Executive mutually desire to amend the Employment Letter as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby amend the Employment Letter as follows, effective as of the date first above written:

1.Section 1 of the Employment Letter is hereby amended and restated in its entirety as follows:

“EMPLOYMENT PERIOD, POSITION, DUTIES AND RESPONSIBILITIES. Subject to the provisions for earlier termination provided below, your employment hereunder shall be for a term commencing on the Effective Date and ending on December 31, 2014 (the “Initial Termination Date”); provided, however, that this Letter shall be automatically extended for one additional year on the Initial Termination Date, and on each subsequent anniversary of the Initial Termination Date, unless either you or the Company elects not to so extend the term of the Letter by notifying the other party, in writing, of such election not less than sixty (60) days prior to the last day of the term as then in effect. You will be employed as Executive Vice President, General Counsel and Secretary of the REIT and the Operating Partnership. In the capacity of Executive Vice President, General Counsel and Secretary, you will have such duties and responsibilities as are established by the Company’s Chief Executive Officer or the Board of Directors from time to time. Your duties may be changed from time to time by the Company, consistent with your position. You will work at the Company’s principal offices located in downtown Los Angeles, except for travel to other locations as may be necessary to fulfill your responsibilities. At the Company’s request, you will serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing. In the event that you serve in any one or more of such additional capacities, your compensation will not be increased beyond that specified in this Letter. In addition, in the event your service in one or more of such additional capacities is terminated, your compensation, as specified in this Letter, will not be diminished or reduced in any manner as a result of such termination for so long as you otherwise remain employed under the terms of this Letter.”

2.The first sentence of Section 2 of the Employment Letter is hereby amended and restated in its entirety as follows:

“During your employment with the Company, the Company will pay you a base salary (the “Base Salary”) of $300,000 per year, less payroll deductions and all required withholdings, payable in accordance with the Company’s normal payroll practices and prorated for any partial month of employment.”

3.Section 9 of the Employment Letter is hereby amended and restated in its entirety as follows:

“INTENTIONALLY OMITTED.”

4.Section 10(a) of the Employment Letter is hereby amended and restated in its entirety as follows:

“(a)    Severance Payment. Subject to Section 10(c) below, if, during the period of your employment with the Company, you incur a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) by reason of a termination of your employment by the Company without Cause (as defined below), then, in addition to any other amounts payable to you through the date of termination of your employment:

(i)    The Company will pay you a lump-sum cash payment within 60 days after the date of your Separation from Service (such date, the “Date of Termination”) (with the exact payment date to be determined by the Company in its discretion) in the aggregate amount of (A) any Annual Bonus that, had you remained employed, would otherwise have been paid to you pursuant to Section 3 above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid, (B) the sum of (I) your annual Base Salary in effect on the Date of Termination and (II) an amount equal to the Annual Bonus earned by you for the most recently completed fiscal year of the Company preceding the Date of Termination (the “Prior Year Bonus”), and (C) a pro rata portion of the Annual Bonus for the partial fiscal year in which the Date of Termination occurs, equal to the Prior Year Bonus times a fraction, the numerator of which shall be the number of days elapsed through the Date of Termination in the fiscal year in which the Date of Termination occurs and the denominator of which shall be 365; and

(ii)    During the period commencing on the Date of Termination and ending on the eighteen month anniversary of the Date of Termination (the “COBRA Period”), provided that you properly elect to receive group health insurance continuation coverage under Section 4980B of the Code and the regulations thereunder, the Company shall pay directly or reimburse you for premiums for such coverage; provided, however, that if you become re-employed with another employer and are eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 10(a)(ii) shall be reduced to the extent comparable coverage is actually provided to you and your eligible family members, and any such coverage shall be reported by you to the Company. Notwithstanding the foregoing, (A) if any plan pursuant to which the Company is providing such coverage is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover you under its group health plans, then, in either case, an amount equal to the monthly plan premium payment shall thereafter be paid to you as currently taxable compensation in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof).

Notwithstanding the foregoing, in no event shall you or your estate or beneficiaries be entitled to any such payments set forth in Sections 10(a)(i) and (ii) hereof upon any termination of your employment by reason of your total and permanent disability or your death. In no event shall a termination of your employment by reason of the expiration of your employment term pursuant to Section 1 above or the Company’s election not to extend or renew your employment term constitute a termination of your employment by the Company without Cause. You shall not be required to mitigate the amount of any severance that may be payable to you under Section 10(a) hereof by seeking other employment following a termination of your employment with the Company. Notwithstanding the foregoing, in no event shall payment of the amounts provided for in Sections 10(a)(i) and (ii) hereof be required to be made unless you execute and deliver to the Company a release of claims in a form reasonably acceptable to the Company (the “Release”) within twenty-one (21) days (or, to the extent required by applicable law, forty-five (45) days) following the Date of Termination and you not revoke such Release within seven (7) days thereafter.”

5.This First Amendment shall be and is hereby incorporated in and forms a part of the Employment Letter.

6.All other terms and provisions of the Employment Letter shall remain unchanged except as specifically modified herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment has been executed and delivered by the parties hereto.
MPG OFFICE TRUST, INC.,
a Maryland corporation

By: /s/ DAVID L. WEINSTEIN
Name: David L. Weinstein
Title: President and Chief Executive Officer

MPG OFFICE, L.P.,
a Maryland limited partnership

By: MPG Office Trust, Inc.
Its: General Partner

By: /s/ DAVID L. WEINSTEIN
Name: David L. Weinstein
Title: President and Chief Executive Officer

EXECUTIVE

By: /s/ JONATHAN L. ABRAMS
Jonathan L. Abrams

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